    EXHIBIT 99.1

Oil States Announces First Quarter 2024 Results
•Net loss of $13.4 million, or $0.21 per diluted share, reported for the quarter, which included a non-cash goodwill impairment charge totaling $10.0 million ($9.5 million, after-tax, or $0.15 per share)
•Net loss of $1.9 million, or $0.03 per diluted share, excluding goodwill and other charges (a non-GAAP measure(1))
•Consolidated revenues of $167.3 million decreased 20% sequentially, driven primarily by the timing of conversion of orders from backlog
•Adjusted EBITDA (a non-GAAP measure(1)) of $15.5 million
•Received two 2024 Spotlight on New Technology™ Awards from the Offshore Technology Conference for our Ultra-deepwater Swift™ connector design and our ACTIVEHub™ platform with ACTIVELatch™ technology
•Realigned operating segments and recast historical segment-related information
HOUSTON, April 26, 2024 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	March 31, 2024	December 31, 2023	March 31, 2023	Sequential	Year-over-Year
Consolidated results:
Revenues	$167,262	$208,266	$196,199	(20)%	(15)%
Operating income (loss)(2)(3)	$(11,177)	$7,830	$5,875	n.m.	n.m.
Net income (loss)	$(13,374)	$5,963	$2,158	n.m.	n.m.
Net income (loss), excluding charges(1)	$(1,873)	$7,071	$2,158	n.m.	n.m.
Adjusted EBITDA(1)	$15,455	$23,978	$21,407	(36)%	(28)%

Revenues by segment(2):
Offshore Manufactured Products	$86,857	$126,489	$80,505	(31)%	8%
Well Site Services	47,292	51,208	67,058	(8)%	(29)%
Downhole Technologies	33,113	30,569	48,636	8%	(32)%

Revenues by destination:
U.S. land	$67,082	$72,381	$100,537	(7)%	(33)%
Offshore and international	100,180	135,885	95,662	(26)%	5%

Operating income (loss) by segment(2)(3):
Offshore Manufactured Products	$10,603	$24,167	$7,698	(56)%	38%
Well Site Services	(419)	(1,102)	6,966	62%	n.m.
Downhole Technologies	(12,079)	(5,726)	1,873	(111)%	n.m.

Adjusted Segment EBITDA(1)(2):
Offshore Manufactured Products	$15,800	$28,838	$11,938	(45)%	32%
Well Site Services	6,593	5,903	13,223	12%	(50)%
Downhole Technologies	2,191	(1,420)	6,741	n.m.	(67)%
___________________
(1)These are non-GAAP measures. See “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.
(2)In first quarter 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment were integrated into the Downhole Technologies segment. Historical segment financial data, backlog and other information were conformed with the first quarter 2024 revised segment presentation. See “2023 Recast Segment Data” tables below for revised 2023 quarterly and full-year information.
(3)Operating income (loss) for the three months ended March 31, 2024 included goodwill impairment, facility consolidation and other charges totaling $12.5 million. Operating income (loss) for the three months ended December 31, 2023 included facility consolidation and other charges totaling $1.4 million. See “Segment Data” below for additional information.

Oil States International, Inc. reported net loss of $13.4 million, or $0.21 per share, and Adjusted EBITDA of $15.5 million for the first quarter of 2024 on revenues of $167.3 million. Reported first quarter 2024 net loss included a non-cash goodwill impairment charge of $10.0 million ($9.5 million after-tax, or $0.15 per share) and facility consolidation and other charges of $2.5 million ($2.0 million after-tax, or $0.03 per share). These results compare to revenues of $208.3 million, net income of $6.0 million, or $0.09 per share, and Adjusted EBITDA of $24.0 million reported in the fourth quarter of 2023, which included facility consolidation and other charges of $1.4 million ($1.1 million after-tax, or $0.02 per share).
Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated,
“Our first quarter consolidated revenues and Adjusted EBITDA decreased sequentially due primarily to the impacts of seasonality and timing of revenue recognition for our percentage-of-completion projects in our Offshore Manufactured Products segment, where revenues increased year-over-year but declined sequentially. Certain orders moved out of the quarter, resulting in segment backlog of $305 million as of March 31, and a quarterly book-to-bill ratio of 0.8x.
“Our Completion Services and Downhole Technologies businesses have begun to recover from the fourth quarter 2023 activity slow-down that the industry experienced, but progress in this recovery during the first quarter was slow. Cost control and other reduction measures are being implemented in the areas where we are experiencing lower levels of activity, particularly the gas basins, as we do not expect much recovery over the next couple of quarters.
“Our investments in technology and innovation were again highlighted by the Offshore Technology Conference, with the announcement that we are the recipient of two 2024 Spotlight on New Technology Awards for our Swift™ Ultra-Deepwater Connector and our ACTIVEHub™ platform with ACTIVELatch™.
“We remain encouraged by the continued expansion in offshore activity globally coupled with enhanced competitive positioning in each of our business segments through our recent new technology introductions. Benefits of our expanded technology offering are expected to extend well beyond the next couple of years.”
Business Segment Results
In first quarter 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment (legacy frac plugs and elastomer products) were integrated into our Downhole Technologies segment to better align with the underlying activity demand drivers and current segment management structure, as well as provide for additional operational synergies. Historical segment financial data (GAAP and non-GAAP), backlog and other information were conformed with the first quarter 2024 revised segment presentation.
(See Segment Data, Adjusted Segment EBITDA, 2023 Recast Segment Data and 2023 Adjusted Segment EBITDA tables below)
Offshore Manufactured Products
Offshore Manufactured Products reported revenues of $86.9 million, operating income of $10.6 million and Adjusted Segment EBITDA of $15.8 million in the first quarter of 2024, compared to revenues of $126.5 million, operating income of $24.2 million and Adjusted Segment EBITDA of $28.8 million reported in the fourth quarter of 2023. During the first quarter of 2024 and the fourth quarter of 2023, the segment recorded charges of $1.5 million and $0.8 million, respectively, associated with the consolidation of certain manufacturing and service locations. Adjusted Segment EBITDA margin in the first quarter of 2024 was 18%.
Backlog totaled $305 million as of March 31, 2024, a decrease of $22 million, or 7%, from December 31, 2023 due to the timing of bookings, which totaled $66 million, yielding a quarterly book-to-bill ratio of 0.8x.
Well Site Services
Well Site Services reported revenues of $47.3 million, an operating loss of $0.4 million and Adjusted Segment EBITDA of $6.6 million in the first quarter of 2024, compared to revenues of $51.2 million, an operating loss of $1.1 million and Adjusted Segment EBITDA of $5.9 million reported in the fourth quarter of 2023. During the first quarter of 2024 and the fourth quarter of 2023, the segment recorded costs of $0.4 million and $0.6 million, respectively, associated with the defense of certain patents related to its proprietary technologies. Additionally, the segment recognized $0.7 million in costs associated with the consolidation and exit of three facilities during the first quarter of 2024. Adjusted Segment EBITDA margin was 14% in the first quarter of 2024, compared to 12% in the fourth quarter of 2023.

Downhole Technologies
Downhole Technologies reported revenues of $33.1 million, an operating loss of $12.1 million and Adjusted Segment EBITDA of $2.2 million in the first quarter of 2024, compared to revenues of $30.6 million, an operating loss of $5.7 million and an Adjusted Segment EBITDA loss of $1.4 million reported in the fourth quarter of 2023. Reported results in the first quarter of 2024 included a non-cash goodwill impairment charge of $10.0 million, recorded in connection with the first quarter 2024 segment realignment discussed above. Included in the fourth quarter of 2023 results were provisions for excess and obsolete inventory totaling $1.3 million.
Corporate
Corporate operating expenses in the first quarter of 2024 totaled $9.3 million.
Interest Expense, Net
Net interest expense totaled $2.1 million in the first quarter of 2024, which included $0.5 million of non-cash amortization of deferred debt issuance costs.
Income Taxes
During the first quarter of 2024, the Company recognized tax expense of $24 thousand on a pre-tax loss of $13.4 million, which included a $7.7 million non-deductible goodwill impairment charge as well as other non-deductible expenses. The Company recognized tax expense of $0.2 million on pre-tax income of $6.2 million in the fourth quarter of 2023.
Cash Flows
During the first quarter of 2024, cash flows used in operations totaled $11.4 million and capital expenditures totaled $10.1 million ($7.8 million net of proceeds from sales of equipment) primarily due to the purchase of land for the new Batam, Indonesia manufacturing facility.
Financial Condition
Cash on-hand totaled $24.1 million at March 31, 2024. No borrowings were outstanding under the Company’s asset-based revolving credit facility (the “ABL Facility”) at March 31, 2024. The Company amended its ABL Facility during the quarter to extend the maturity date to February 16, 2028.
Industry Awards
•2024 Spotlight on New Technology™ Awards from the Offshore Technology Conference
◦Ultra-Deepwater Connector
Oil States’ Swift™ Ultra-Deepwater Connector offers oil and gas operators a unique integrally machined anti-rotation mechanism that allows for hands-free makeup and is designed to prevent connector breakout in extreme and fatigue-sensitive ultra-deepwater conditions. This metal-sealing casing/conductor connector features integral ratchet anti-rotation as a standard component with no loose parts such as the tabs, keys and screws common on traditional anti-rotational connectors. The advanced ratchet anti-rotation mechanism allows hands-free running of the connector eliminating personnel in the red zone, reducing safety risks associated with dropped objects and personnel hazards related to the make-up of traditional large diameter conductor connectors.
◦Remote Wellsite Monitoring and Control Solutions
Oil States recently introduced its ACTIVEHub™ platform with ACTIVELatch™ technology to address operators’ needs for remotely monitoring and controlling their frac locations to provide an efficient, safer and more environmentally friendly wellsite. The ACTIVEHub platform is a communication and control center that is designed to provide real-time information and control across the entire wellsite. ACTIVELatch is a key component of the ACTIVEHub system, and is the industry’s first, battery-operated “wireless latch.” Our ACTIVELatch is a 5 1/8-in. 15,000 psi, remotely operated wellhead connection that is designed to allow an operator to make and break the wireline connection to the well wirelessly via the ACTIVEHub communication and control system without bulky cables or hydraulics. The component’s wireless capability removes personnel from the red zone for greater wellsite safety.

Conference Call Information
The call is scheduled for April 26, 2024 at 9:00 a.m. Central Daylight Time, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 210-3346 in the United States or by dialing +1 (646) 960-0253 internationally and using the passcode 7534957. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company’s website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical conflicts and tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other producing nations with respect to crude oil production levels and pricing, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, consolidation of our customers, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Revenues:
Products	$94,329	$123,444	$99,840
Services	72,933	84,822	96,359
	167,262	208,266	196,199

Costs and expenses:
Product costs	75,137	97,291	78,677
Service costs	56,814	66,405	72,058
Cost of revenues (exclusive of depreciation and amortization expense presented below)	131,951	163,696	150,735
Selling, general and administrative expense(1)	22,496	22,400	24,016
Depreciation and amortization expense	14,195	14,569	15,256
Impairment of goodwill	10,000	—	—
Other operating (income) expense, net(2)	(203)	(229)	317
	178,439	200,436	190,324
Operating income (loss)	(11,177)	7,830	5,875

Interest expense, net	(2,101)	(1,811)	(2,391)
Other income (expense), net	(72)	177	276
Income (loss) before income taxes	(13,350)	6,196	3,760
Income tax provision	(24)	(233)	(1,602)
Net income (loss)	$(13,374)	$5,963	$2,158

Net income (loss) per share:
Basic	$(0.21)	$0.09	$0.03
Diluted	(0.21)	0.09	0.03

Weighted average number of common shares outstanding:
Basic	62,503	62,483	62,825
Diluted	62,503	63,004	63,072
________________
(1)Selling, general and administrative expense for the three months ended March 31, 2024 and December 31, 2023 included $0.4 million and $0.6 million, respectively, of costs associated with the defense of certain Well Site Services segment patents related to proprietary technologies.
(2)Other operating (income) expense, net for the three months ended March 31, 2024 and December 31, 2023 included facility consolidation charges of $1.5 million and $0.8 million, respectively, associated with the Offshore Manufactured Products segment’s ongoing consolidation and relocation of certain manufacturing and service locations. Other operating (income) expense, net for the three months ended March 31, 2024 also included $0.7 million in costs associated with the Well Site Services segment’s consolidation and exit of three facilities.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,059	$47,111
Accounts receivable, net	200,765	203,211
Inventories, net	210,189	202,027
Prepaid expenses and other current assets	35,169	35,648
Total current assets	470,182	487,997

Property, plant, and equipment, net	278,083	280,389
Operating lease assets, net	24,826	21,970
Goodwill, net	69,774	79,867
Other intangible assets, net	148,734	153,010
Other noncurrent assets	24,216	23,253
Total assets	$1,015,815	$1,046,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$620	$627
Accounts payable	57,062	67,546
Accrued liabilities	34,821	44,227
Current operating lease liabilities	6,654	6,880
Income taxes payable	1,179	1,233
Deferred revenue	41,528	36,757
Total current liabilities	141,864	157,270

Long-term debt	135,572	135,502
Long-term operating lease liabilities	21,147	18,346
Deferred income taxes	6,518	7,717
Other noncurrent liabilities	18,396	18,106
Total liabilities	323,497	336,941

Stockholders’ equity:
Common stock	785	772
Additional paid-in capital	1,130,979	1,129,240
Retained earnings	271,544	284,918
Accumulated other comprehensive loss	(73,011)	(69,984)
Treasury stock	(637,979)	(635,401)
Total stockholders’ equity	692,318	709,545
Total liabilities and stockholders’ equity	$1,015,815	$1,046,486

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(13,374)	$2,158
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	14,195	15,256
Impairment of goodwill	10,000	—
Stock-based compensation expense	1,752	1,589
Amortization of deferred financing costs	513	449
Deferred income tax provision (benefit)	(1,122)	396
Gains on disposals of assets	(1,245)	(210)
Other, net	(300)	17
Changes in operating assets and liabilities:
Accounts receivable	1,579	(745)
Inventories	(8,909)	(12,802)
Accounts payable and accrued liabilities	(19,355)	(18,329)
Deferred revenue	4,771	4,179
Other operating assets and liabilities, net	135	2,124
Net cash flows used in operating activities	(11,360)	(5,918)

Cash flows from investing activities:
Capital expenditures	(10,092)	(6,568)
Proceeds from disposition of equipment	2,295	223
Other, net	(31)	(48)
Net cash flows used in investing activities	(7,828)	(6,393)

Cash flows from financing activities:
Revolving credit facility borrowings	1,894	27,865
Revolving credit facility repayments	(1,894)	(22,865)
Repayment of 1.50% convertible senior notes	—	(17,315)
Other debt and finance lease repayments	(154)	(106)
Payment of financing costs	(954)	(21)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(2,578)	(1,936)
Net cash flows used in financing activities	(3,686)	(14,378)

Effect of exchange rate changes on cash and cash equivalents	(178)	478
Net change in cash and cash equivalents	(23,052)	(26,211)
Cash and cash equivalents, beginning of period	47,111	42,018
Cash and cash equivalents, end of period	$24,059	$15,807

Cash paid (received) for:
Interest	$306	$485
Income taxes, net	599	(2,465)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Revenues(1):
Offshore Manufactured Products
Project-driven:
Products	$53,137	$82,839	$48,617
Services	25,233	32,875	24,630
	78,370	115,714	73,247
Military and other products	8,487	10,775	7,258
Total Offshore Manufactured Products	86,857	126,489	80,505
Well Site Services	47,292	51,208	67,058
Downhole Technologies	33,113	30,569	48,636
Total revenues	$167,262	$208,266	$196,199

Operating income (loss)(1):
Offshore Manufactured Products(2)	$10,603	$24,167	$7,698
Well Site Services(3)	(419)	(1,102)	6,966
Downhole Technologies(4)	(12,079)	(5,726)	1,873
Corporate	(9,282)	(9,509)	(10,662)
Total operating income	$(11,177)	$7,830	$5,875
________________
(1)In the first quarter 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment were integrated into the Downhole Technologies segment. Historical segment financial results were conformed with the first quarter 2024 revised segment presentation.
(2)Operating income for the three months ended March 31, 2024 and December 31, 2023 included facility consolidation charges of $1.5 million and $0.8 million, respectively, associated with the Offshore Manufactured Products segment’s ongoing consolidation and relocation of certain manufacturing and service locations.
(3)Operating loss for the three months ended March 31, 2024 and December 31, 2023 included $0.4 million and $0.6 million, respectively, of costs associated with the defense of certain Well Site Services segment patents related to proprietary technologies. Additionally, during the three months ended March 31, 2024 the segment incurred $0.7 million in costs associated with consolidation and exit of three facilities.
(4)Operating loss for the three months ended March 31, 2024 included a non-cash goodwill impairment charge of $10.0 million, recognized in connection with the first quarter 2024 segment realignment .

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Net income (loss)	$(13,374)	$5,963	$2,158
Interest expense, net	2,101	1,811	2,391
Income tax provision	24	233	1,602
Depreciation and amortization expense	14,195	14,569	15,256
Impairment of goodwill	10,000	—	—
Facility consolidation and other charges	2,509	1,402	—
Adjusted EBITDA	$15,455	$23,978	$21,407
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, impairment of goodwill, and facility consolidation and other charges. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Offshore Manufactured Products:
Operating income	$10,603	$24,167	$7,698
Other income, net	41	44	165
Depreciation and amortization expense	3,693	3,802	4,075
Facility consolidation and other charges	1,463	825	—
Adjusted Segment EBITDA	$15,800	$28,838	$11,938

Well Site Services:
Operating income (loss)	$(419)	$(1,102)	$6,966
Other income (expense), net	(113)	133	111
Depreciation and amortization expense	6,079	6,295	6,146
Facility consolidation and other charges	1,046	577	—
Adjusted Segment EBITDA	$6,593	$5,903	$13,223

Downhole Technologies:
Operating income (loss)	$(12,079)	$(5,726)	$1,873
Depreciation and amortization expense	4,270	4,306	4,868
Impairment of goodwill	10,000	—	—
Adjusted Segment EBITDA	$2,191	$(1,420)	$6,741

Corporate:
Operating loss	$(9,282)	$(9,509)	$(10,662)
Depreciation and amortization expense	153	166	167
Adjusted Segment EBITDA	$(9,129)	$(9,343)	$(10,495)
________________
(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, impairment of goodwill, and facility consolidation and other charges. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
NET INCOME (LOSS), EXCLUDING CHARGES (C) AND
DILUTED EARNINGS (LOSS) PER SHARE, EXCLUDING CHARGES (D)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Net income (loss)	$(13,374)	$5,963	$2,158
Impairment of goodwill	10,000	—	—
Facility consolidation and other charges	2,509	1,402	—
Total adjustments, before taxes	12,509	1,402	—
Tax benefit	(1,008)	(294)	—
Total adjustments, net of taxes	11,501	1,108	—
Net income (loss), excluding charges	$(1,873)	$7,071	$2,158

Weighted average number of common shares outstanding:
Basic	62,503	62,483	62,825
Diluted	62,503	63,004	63,072

Net income (loss) per share, excluding charges:
Basic	$(0.03)	$0.11	$0.03
Diluted	(0.03)	0.11	0.03
________________
(C)Net income (loss), excluding charges consists of net income (loss) plus impairment of goodwill and facility consolidation and other charges. Net income (loss), excluding charges is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) as prepared in accordance with GAAP. The Company has included net income (loss), excluding charges as a supplemental disclosure because its management believes that net income (loss), excluding charges provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(D)Net income (loss) per share, excluding charges is calculated as net income (loss), excluding charges divided by the weighted average number of common shares outstanding. Net income (loss) per share, excluding charges is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) per share as prepared in accordance with GAAP. The Company has included net income (loss) per share, excluding charges as a supplemental disclosure because its management believes that net income (loss) per share, excluding charges provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

2023 RECAST SEGMENT DATA
(In Thousands)
(Unaudited)
The following tables provide unaudited quarterly and full-year 2023 segment financial, backlog and other information – conformed with the revised first quarter 2024 segment presentation.

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	Full-Year 2023
Revenues:
Offshore Manufactured Products
Project-driven:
Products	$48,617	$45,455	$58,169	$82,839	$235,080
Services	24,630	24,846	30,391	32,875	112,742
	73,247	70,301	88,560	115,714	347,822
Military and other products	7,258	8,346	7,510	10,775	33,889
Total Offshore Manufactured Products	80,505	78,647	96,070	126,489	381,711
Well Site Services	67,058	64,536	59,831	51,208	242,633
Downhole Technologies	48,636	40,346	38,388	30,569	157,939
Total revenues	$196,199	$183,529	$194,289	$208,266	$782,283

Operating income (loss):
Offshore Manufactured Products	$7,698	$8,838	$15,586	$24,167	$56,289
Well Site Services	6,966	4,732	3,285	(1,102)	13,881
Downhole Technologies	1,873	(121)	(1,900)	(5,726)	(5,874)
Corporate	(10,662)	(10,180)	(10,781)	(9,509)	(41,132)
Total operating income (loss)	$5,875	$3,269	$6,190	$7,830	$23,164

Adjusted Segment EBITDA(B):
Offshore Manufactured Products	$11,938	$12,994	$21,708	$28,838	$75,478
Well Site Services	13,223	11,425	9,716	5,903	40,267
Downhole Technologies	6,741	4,626	2,646	(1,420)	12,593
Corporate	(10,495)	(10,029)	(10,629)	(9,343)	(40,496)
Total Adjusted EBITDA(A)	$21,407	$19,016	$23,441	$23,978	$87,842

Capital expenditures:
Offshore Manufactured Products	$359	$4,587	$2,712	$1,577	$9,235
Well Site Services	5,772	5,672	2,602	5,079	19,125
Downhole Technologies	425	246	568	586	1,825
Corporate	12	265	150	41	468
Total capital expenditures	$6,568	$10,770	$6,032	$7,283	$30,653

Assets:
Offshore Manufactured Products	$502,263	$495,983	$495,440	$521,923	$521,923
Well Site Services	212,415	204,437	201,384	191,630	191,630
Downhole Technologies	302,271	292,047	287,152	278,151	278,151
Corporate	33,188	52,553	64,044	54,782	54,782
Total assets	$1,050,137	$1,045,020	$1,048,020	$1,046,486	$1,046,486

Offshore Manufactured Products Backlog	$316,473	$327,705	$341,153	$327,048	$327,048

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

2023 RECAST RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	Full-Year 2023
Offshore Manufactured Products:
Operating income	$7,698	$8,838	$15,586	$24,167	$56,289
Other income, net	165	81	68	44	358
Depreciation and amortization expense	4,075	4,075	4,405	3,802	16,357
Facility consolidation and other charges	—	—	1,649	825	2,474
Adjusted Segment EBITDA	$11,938	$12,994	$21,708	$28,838	$75,478

Well Site Services:
Operating income (loss)	$6,966	$4,732	$3,285	$(1,102)	$13,881
Other income, net	111	129	118	133	491
Depreciation and amortization expense	6,146	6,564	6,313	6,295	25,318
Patent defense costs	—	—	—	577	577
Adjusted Segment EBITDA	$13,223	$11,425	$9,716	$5,903	$40,267

Downhole Technologies:
Operating income (loss)	$1,873	$(121)	$(1,900)	$(5,726)	$(5,874)
Depreciation and amortization expense	4,868	4,747	4,546	4,306	18,467
Adjusted Segment EBITDA	$6,741	$4,626	$2,646	$(1,420)	$12,593

Corporate:
Operating loss	$(10,662)	$(10,180)	$(10,781)	$(9,509)	$(41,132)
Depreciation and amortization expense	167	151	152	166	636
Adjusted Segment EBITDA	$(10,495)	$(10,029)	$(10,629)	$(9,343)	$(40,496)
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.